SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                       American Access Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[_] Fee paid previously with preliminary materials:

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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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


AMERICAN ACCESS TECHNOLOGIES, INC.
37 SKYLINE DRIVE
SUITE 1101
LAKE MARY, FL 32746


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

         The 2001 Annual Meeting of American Access Technologies, Inc. (the "Company") will be held at our Keystone Heights facility, 6670 Springlake Road, Keystone Heights, Florida 32656 on Friday, December 21, 2001, at 10:00 A.M., Eastern Standard time, for the following purposes:

1.       Amend the 2000 Employees' Stock Option Plan

2.       Amend the 2000 Directors' Stock Option Plan

3.       Elect five directors

4. Ratify Rachlin, Cohen & Holtz, LLP, as the Company's independent accountants for the fiscal year ending December 31, 2001; and

5. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

         The President has fixed the close of business on Monday, October 22, 2001, as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on that date are entitled to vote at the Meeting.




                                                     /S/John Presley
Date: November 21, 2001                              --------------------------
                                                     John Presley
                                                     President





WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD, AND SIGN, DATE AND RETURN IT PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED. SENDING IN YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING AND WILL AVOID THE EXPENSE OF AN ADDITIONAL SOLICITATION.

                                                              November 21, 2001

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Access Technologies, Inc., (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on December 21, 2001, and at any adjournment thereof.

Holders of the Company's common stock at the record date are the only security holders entitled to vote at the Annual meeting. Shareholders are asked to complete the enclosed proxy card, and sign, date and return it as promptly as possible since the holders of record of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Meeting in order to hold the Meeting.

Any shareholder returning a proxy may revoke it by casting a ballot at the Meeting. Any proxy not revoked will be voted as specified by the shareholder. If no choice is indicated, a proxy will be voted in accordance with the Board of Directors' recommendations.

At October 22, 2001, the record date, there were 5,846,869 shares of Common Stock outstanding and entitled to one vote each at the Meeting

This Proxy Statement is first being mailed on or about November 21, 2001.


PROPOSAL 1. AMENDMENT OF THE 2000 EMPLOYEES' STOCK OPTION PLAN

GENERAL

At the Annual Meeting, shareholders will be asked to amend the 2000 EMPLOYEE STOCK OPTION PLAN (the "Plan") to include increasing the number of options for disbursement under the Plan from 500,000 to 1,000,000 and increasing the number of options that can be granted to an individual in any year from 25,000 to 100,000. The Plan was adopted by the Board of Directors on January 10, 2000 and by the shareholders at their annual meeting on June 29, 2000. Should shareholders not approve the amendments to this Plan, any options that do not comply with the plan as approved will be canceled.

The Board of Directors believes that amending the Plan will allow it to continue to provide an important long-term incentive for management, employees, as well as independent contractors and consultants. The Board believes that options which may be granted under the Plan will provide the Company with a critical advantage in attracting and retaining qualified personnel and will encourage participants to focus on the long-term growth of shareholder value as well as promoting a closer identity of interest between participants and shareholders of the Company.

The Plan and the terms to be amended are summarized below, and a copy of the Plan is hereby incorporated by reference as Exhibit 8.16"to the Company's 1999 Annual Report on Form 10-KSB. This Summary is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

PURPOSE OF THE PLAN AND ELIGIBILITY

The purpose of the Plan is to advance the interests of the Company and its shareholders by providing a means to attract, retain and reward employees (including employees who may be directors and officers), independent contractors and consultants of the Company and its subsidiaries with an added incentive to provide their services to the Company and to induce them to exert their maximum efforts towards the Company's success. By thus encouraging participants and promoting their continued association with the Company, the Plan is expected to benefit the Company and its shareholders. In any fiscal year the maximum number of options which may be granted under the Plan to an individual shall be amended from 25,000 to 100,000, subject to adjustments to reflect stock splits and dividends.

SHARES SUBJECT TO THE PLAN

The Plan currently authorizes the grant of stock options for up to 500,000 shares of the Company's Common Stock or 8% of the total shares of Common Stock outstanding from time-to-time, whichever is greater. By amendment, the 2000 plan will include an additional 500,000 options, to permit grants whether or not options from previous years have been exercised. In the event of certain changes in the Company's Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the option price per share.

ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee has the full and exclusive power to construe, interpret and administer the Plan, including, but not limited to, the authority to designate which eligible participants are to be granted options and to determine the type of award and the number of shares to be subject thereto and the terms and conditions thereof, consistent with the terms of the Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

AWARDS UNDER THE PLAN

The Plan provides that the Committee may grant or issue stock options pursuant to a written agreement and may contain such terms as the Committee determines. Subject to the provisions of the Plan, the Committee has the sole and complete authority to determine the eligible employees for each award and the terms and conditions thereof.

STOCK OPTIONS provide for the right to purchase shares of Company Common Stock at a specified price as determined by the Committee, provided that the exercise price per share of an incentive stock option may not be less than 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan may be incentive stock options ("ISOs") that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the "Code") and will be subject to restrictions contained in the Code or nonqualified stock options ("NQSOs"). The maximum number of shares of Company Common Stock that may be issued or transferred upon the exercise of ISOs may not exceed the total number of shares available for grant under the Plan as set forth above under "Shares Subject to the Plan". Stock options may be granted for any term specified by the Committee, provided that no option may be exercisable after ten years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time. The Committee may provide in the option agreement that all or a part of the shares received by an optionee upon the exercise of a NQSO shall be restricted shares subject to any or all of the restrictions or conditions described below.

RELOAD OPTIONS are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options.

CHANGE IN CONTROL

In the event of a change in control as defined in the Plan, all options under the Plan will immediately become exercisable 100% for each participant.

GRANT INFORMATION

The following table provides information with respect to the stock option grants made during the Company's 2000 fiscal year under the Company's 2000 Employee/Officer Stock Option Plan to the Named Officers who earned more than $100,000 in fiscal year 2000:

   OPTION GRANTS IN LAST FISCAL YEAR AND OPTION GRANTS TO BE APPROVED IN 2001

----------------------------------------------------------------------------------------------
                          Number of Securities
                          Underlying Options
NAME                      Granted                Exercise Price          Expiration Date
----------------------------------------------------------------------------------------------
John Presley - Chief      100,000                In 2000=$5.67           Jan. 10, 2005
Executive Officer         100,000                In 2001= $1.00          August 15, 2006
----------------------------------------------------------------------------------------------
Erik Wiisanen             100,000                In 2000=$5.67           Jan. 10, 2005
Vice President            100,000                In 2001= $1.00          August 15, 2006
Omega Metals
----------------------------------------------------------------------------------------------
All Current Executive     245,000                In 2000=$5.67           Jan. 10, 2005
Officers as a group       375,000                In 2001= $1.00          August 15, 2006
----------------------------------------------------------------------------------------------
Anyone Else Receiving     100,000                In 2000=$5.67           Jan. 10, 2005
5% or More of Options         -0-                In 2001 =$1.00          August 15, 2006
to Be Approved
----------------------------------------------------------------------------------------------
All Employees Including   170,000                In 2000=$5.67           Jan. 10, 2005
Officers who are not       65,000                In 2001= $1.00          August 15, 2006
Executive Officers
----------------------------------------------------------------------------------------------


AMENDMENT, SUSPENSION AND TERMINATION

The outstanding options under the Plan may be wholly or partially amended or otherwise modified, or terminated at any time or from time to time by the Board of Directors of the Company or vote of the holders of a majority of the Company's outstanding voting capital stock voting as a single class, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding options under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) be deemed by the Company's counsel to result in the adoption of a new plan.

The Committee may amend, modify or terminate any outstanding award with the participant's written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan.

TRANSFER RESTRICTIONS

Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

SECURITIES LAW COMPLIANCE

In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the "Securities Act"), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

MISCELLANEOUS PROVISIONS

Amending the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

The Committee may grant both NQSOs and ISOs. With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" under the Code and is not disallowed by Section 162(m) of the Code.

The approval of the Amendment to the Plan requires the affirmative vote of a majority of the shares present at the meeting.

               THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AMEMDING THE 2000 EMPLOYEES' STOCK OPTION PLAN.


PROPOSAL 2. AMEMDMENT OF THE 2000 DIRECTORS' STOCK OPTION PLAN

GENERAL

At the Annual Meeting, shareholders will be asked to amend the 2000 DIRECTORS STOCK OPTION PLAN (the "Plan"), to increase the total number of options available for grant from 300,000 to 600,000, thus allowing grants in subsequent years when prior grants are outstanding and unexercised. Additionally, the grant period shall be amended from the calendar year beginning January 1 to a beginning date of June 30, which is consistent with our annual meeting and the beginning of the term for newly-elected directors. The Plan was adopted by the Board of Directors on January 10, 2000 and by shareholders at the June 29, 2000 Annual Meeting. Should shareholder approval not be obtained to amend the Plan, any options outstanding that do not comply with the Plan as approved will be canceled.

The Board of Directors believes that the Amended Plan will provide an effective means of attracting qualified individuals to serve on the Board of Directors as well as promoting a closer identity of interest between directors and shareholders of the Company.

The principal terms of the Plan are summarized below, and a copy of the Plan is hereby incorporated by reference as Exhibit 8.17 to the Company's 1999 Annual Report on Form 10-KSB.

 This Summary is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

SHARES SUBJECT TO THE PLAN

The Plan authorizes the grant of stock options for up to 300,000 shares of the Company's Common Stock or 5% of the total shares of Common Stock outstanding from time-to-time, whichever is greater. In the event of certain changes in the Company's Common Stock such as recapitalization, reclassification, stock split, combination or exchange of shares, stock dividends or the like, appropriate adjustment will be made in the number and kind of shares available for issuance under the Plan and the option price per share.

ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Committee has the full and exclusive power to construe, interpret and administer the Plan. The Committee is also authorized to adopt, amend and revoke rules relating to the administration of the Plan.

AWARDS UNDER THE PLAN

The Plan provides for the issuance of options to each of our directors (including directors who are employees) to acquire 50,000 shares of Common Stock on January 1 of each year, beginning on January 1, 2000. The Board proposes to amend this date to June 30 of each year, a date consistent with the Company's annual meeting ratifying members of the Board of Directors. Additionally, each chairman of a committee of the Board of Directors shall receive a grant of 10,000 stock options and each member of a committee shall receive a grant of 5,000 shares as of June 30 of each year.

STOCK OPTIONS provide for the right to purchase shares of Company Common Stock at 100% of the fair market value of a share as of the date the option is granted. Stock options granted under the Plan to directors who are employees shall be incentive stock options ("ISOs") that are designed to comply with the provisions of Section 422 of the Internal Revenue Code (the "Code") and will be subject to restrictions contained in the Code. Options granted to non-employee directors will be nonqualified stock options ("NQSOs"). The maximum number of shares of Company Common Stock that may be issued under the Plan may not exceed the total number of shares available for grant under the Plan as set forth above under "Shares Subject to the Plan". Stock options granted under the Plan are exercisable for five years from the date of grant. The Committee may accelerate the exercisability of any option or portion thereof at any time.

RELOAD OPTIONS are additional stock options granted to any optionee upon the exercise of options through the delivery of shares of Company Common Stock. Reload options (i) may be granted only with respect to the same number of shares as were surrendered to exercise the options, (ii) the exercise price per share of the reload options may not be less than 100% of the fair market value of a share as of the date the reload options are granted, and (iii) the reload options may not be exercisable on the later to occur of (a) the expiration of the term of the original options, or (b) ten years from the date of grant of the Reload Options.

GRANT INFORMATION

The following persons have received a grant of options pursuant to the Plan during the fiscal year ended December 31, 2000, issued at $5.67 and expiring January 10, 2005:

           ------------------------------------------------ ---------------
           John Presley                                     60,000
           ------------------------------------------------ ---------------
           Erik Wiisanen                                    55,000
           ------------------------------------------------ ---------------
           Joseph McGuire                                   25,000
           ------------------------------------------------ ---------------
           Bobby Story *                                    60,000
           ------------------------------------------------ ---------------
           Oscar de la Guardia **                           60,000
           ------------------------------------------------ ---------------
           Jack Cooney *                                    60,000
           ------------------------------------------------ ---------------
           Stephen Albee *                                  20,000
           ------------------------------------------------ ---------------
* Expired
** Exercised

During fiscal year 2001-2002, the following directors/nominees are entitled to options under the plan, approved by the Board of Directors on August 15, 2001, issued at $1.00, and expiring August 15, 2006:

           ------------------------------------------------ ---------------
           John Presley                                     93,334
           ------------------------------------------------ ---------------
           Erik Wiisanen                                    88,333
           ------------------------------------------------ ---------------
           Joseph McGuire                                   93,333
           ------------------------------------------------ ---------------
           William Hadaway                                  65,000
           ------------------------------------------------ ---------------
           Stephen Robinson                                 60,000
           ------------------------------------------------ ---------------
           Current directors who are not executive          125,000
           officers as a group
           ------------------------------------------------ ---------------

Directors William Hadaway and Stephen Robinson received 30,000 five-year stock purchase warrants at $2.25 each for serving as outside directors the first two quarters of 2001. The warrants are outside the scope of the plan herewith to be amended and voted upon by shareholders.

CHANGE IN CONTROL

In the event a director is terminated subsequent to a change in control or a tender offer or exchange offer as defined in the Plan, all options under the Plan will immediately become exercisable in full.

AMENDMENT, SUSPENSION AND TERMINATION

The outstanding options under the Plan may be wholly or partially amended or otherwise modified, or terminated at any time or from time to time by the Board of Directors of the Company or vote of the holders of a majority of the Company's outstanding voting capital stock voting as a single class, provided that (i) no such amendment or modification may, without written consent of the participant, alter or impair any rights or obligations under any outstanding options under the Plan; and (ii) no amendment will be effective unless approved by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company duly held within twelve months of the date of adoption where such amendment will: (a) increase the total number of shares reserved for the issuance under the Plan; or (b) materially change the standards of eligibility under the Plan; (c) materially increase the benefits which may accrue to participants under the Plan; or (d) be deemed by the Company's counsel to result in the adoption of a new plan.

The Committee may amend, modify or terminate any outstanding award with the participant's written consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan.

TRANSFER RESTRICTIONS

Except as otherwise determined by the Committee, no award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

SECURITIES LAW COMPLIANCE

In the event that the shares to be acquired pursuant to the Plan are not covered by a then current registration statement under the Securities Act of 1933 (the "Securities Act"), and is not otherwise exempt, such shares will be restricted against transfer to the extent required by the Securities Act and the Committee may require any participant to represent in writing an intention to invest, rather than distribute, the shares.

MISCELLANEOUS PROVISIONS

The adoption of the Plan will not affect any other compensation or incentive plans in effect for the Company or any subsidiary. Nothing in the Plan guarantees continued employment for any participating employee. The Company and its subsidiaries reserve the right to remove, terminate or discharge any employee at any time and for any reason.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

With respect to an NQSO, in general: (i) no income will be recognized by an optionee at the time an NQSO is granted; (ii) at the time of exercise of an NQSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of an NQSO, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

With respect to an ISO, no income generally will be recognized by an optionee upon the grant or exercise of an ISO. However, any excess of the fair market value of the shares at the time of exercise over the option price will be subject to the alternative minimum tax. If no disposition of shares issued to an optionee is made within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

TAX CONSEQUENCES TO THE COMPANY OR SUBSIDIARY

To the extent that an employee recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the employee performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the tests of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" under the Code and is not disallowed by Section 162(m) of the Code.

The approval of the Plan requires the affirmative vote of a majority of the shares present at the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" AMENDMENT OF THE 2000 DIRECTORS' STOCK OPTION PLAN.

PROPOSAL 3. ELECTION OF FIVE DIRECTORS

Pursuant to the Company's Articles of Incorporation, the Board of Directors shall consist of five members elected by the holders of the Common Stock.

Each shareholder has the right to cast the votes represented by his or her shares for five persons nominated as directors. The five nominees receiving the most votes cast will be elected. Abstentions and proxies withholding authority to vote for any or all of the nominees will not count in the vote since the five nominees receiving the most votes actually cast will be elected.

The persons named in the enclosed proxy card will vote to elect the five (5) nominees named below unless contrary instructions are given in the proxy card. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified.

The names and certain information concerning the persons nominated by the Board of Directors for election as directors by the Common Shareholders at the Meeting are set forth below. THE BOARD RECOMMEND THAT YOU VOTE FOR the election of each of the nominees named below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy card. Although each of the persons named below has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board. The following information regarding the nominees of the Board of Directors is relevant to your consideration of the slate proposed by the Soliciting
Registrant:

JOHN PRESLEY, age 62, Director of the Company since November 1998, President and CEO of the Company since April 12, 1999, and President of our wholly-owned subsidiary, Omega Metals, Inc. since March 9, 1981. Mr. Presley is a graduate registered professional Engineer. He graduated from the University of Florida in January of 1961 with a BSME and attended a number of Colleges for graduate work. He worked in many industries as an engineer and Manager before founding Omega metals in 1981.

ERIK WIISANEN, age 58, Vice President-Marketing of Omega, graduated from Cornell University in 1965. He worked in Banking as a Vice President of Barnett, until 1970 and was a representative for shipping interests until helping found the Company's wholly-owned subsidiary, Omega Metals, in 1981. He was co-founder and president of the board of directors for a private kindergarten. He has been in charge of sales for Omega since 1981. Mr. Wiisanen is the brother-in-law of Mr. Presley.

JOSEPH MCGUIRE, age 43, was hired by the Company on June 4, 2000. The Board of Directors appointed him Chief Financial Officer and Director on June 29, 2000. He has extensive experience in numerous Wall Street investment vehicles and has been a CFO in that environment for the past 13 years. He is a graduate of the University of Notre Dame. From 1998 until June 2000, he was Chief Financial Officer for Hirst Investment Management, Inc. From 1997 to 1998, CFO for MHR Fund Management; from 1995 to 1997, CFO for the Common Fund; from 1994 to 1995, CFO for Link Strategic Investors; and from 1989 to 1995, CFO for John Henry & Co., Inc. Prior to 1989, he held management positions with Dean Witter Reynolds, Paine Webber, Inc., and Price Waterhouse.

STEVEN ROBINSON, age 52, director, is an original founder of American Access Technologies, Inc. He was appointed to the Board again in January 2001. He has an extensive background in sales, marketing and operations with several well-known local corporations. He is the founder and majority shareholder and currently president and CEO of World Chem, a chemical manufacturing and marketing company. He also is the majority shareholder of a wireless digital phone services and products distributor. He served as President of IbidAmerica, Inc until recently. He was instrumental in developing Network 2000 sales as a long-distance independent marketing/sales company for US Sprint. He is retired from the US Navy. While in the Navy, he specialized in logistics and supply management including federal government purchasing within DFARS regulations, contract management and inventory control.

WILLIAM HADAWAY, age 62, director, was appointed in January 2001, and is a 1965 graduate of the University of Buffalo with a B.S. degree in Accounting. He earned his CPA license from the State of New York in 1967. In 1981 he was granted a CPA license from the Florida Institute of Certified Public Accountants. Hadaway has been a sole practitioner or partner in a public accounting firm since 1971. He has lectured on budgeting, cash management and taxes. Prior to establishing his own firm, Hadaway was employed by Lathan, Lumsden & McCormick, the largest non-national CPA firm in Buffalo, NY., and by Fiddler & Co., CPA in western NY.

BOARD COMMITTEES

The Board of Directors of the Company has a standing Audit Committee. The Board of Directors does not have a standing Nominating Committee. The entire board sits as the Compensation Committee.

The principal functions of the Audit Committee are: (i) to recommend to the Board the appointment of the Company's independent accountants; (ii) to review with the independent accountants the scope and anticipated cost of their audit; and (iii) to receive and consider a report from the independent accountants concerning their conduct of the audit, including any comments or recommendations they might want to make in that connection. The Audit Committee met three times during the fiscal year ended December 31, 2000. The Company adopted its current Audit Committee Charter at a meeting held on June 29, 2000, a copy of which is attached to this Proxy Statement as EXHIBIT A. Messrs. McGuire, Hadaway and Robinson are the current members of the Audit Committee. Messrs. Hadaway and Robinson are "independent" as defined in the NASDAQ listing agreement.

ATTENDANCE AT MEETINGS

During the fiscal year ended December 31, 2000, the Board of Directors held a total of nine meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN.

PROPOSAL 4. RATIFICATION OF INDEPENDENT ACCOUNTANTS

GENERAL

The Company is asking the shareholders to ratify the Audit Committee of the Board of Director's selection of Rachlin, Cohen & Holtz, LLP as the Company's independent accountants for the fiscal year ended December 31, 2001. The affirmative vote of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting, together with the affirmative vote of a majority of the required quorum is required to ratify such appointment.

In the event the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's and its shareholders' best interest.

Rachlin, Cohen & Holtz, LLP has audited the Company's financial statements annually since the Company's inception in 1996. Representatives of Rachlin, Cohen & Holtz, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.

AUDIT FEES

Fees related to services performed by Rachlin, Cohen, & Holtz LLP in 2000 were as follows:

Audit and Review Fees              $98,075.00
Tax and All Other Fees             $        0
Total                              $98,075.00

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining auditor independence.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF RACHLIN, COHEN & HOLTZ LLP TO SERVE AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid or accrued to the Company's chief executive officer for the last three completed fiscal years and each of the other executive officers of the Company who received compensation of $100,000 or more during any such year.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation paid to the Company's chief executive officer for the last three completed fiscal years and to any officer who earned $100,000 or more per year, (the "named executive officers").

------------------------- --------------- ------------------ --------------------- ----------------
                                                                Other Annual        Other Annual
Name and Position               Year      Total Income             Bonus             Compensation
------------------------- --------------- ------------------ --------------------- ----------------
Victor E. Murray,                1998           $60,000             $30,000                -0-
President
------------------------- --------------- ------------------ --------------------- ----------------
John E. Presley,                 2000         $175,000                 -0-                 -0-
President                        1999         $175,000                 -0-                 -0-

------------------------- --------------- ------------------ --------------------- ----------------
Erik Wiisanen                    2000         $125,000                 -0-                 -0-
Vice President                   1999         $125,000                 -0-                 -0-
Omega Metals
------------------------- --------------- ------------------ --------------------- ----------------

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
(Individual Grants)

The following information sets forth the individual grants of stock options and freestanding SARs to the Company's named executive officers in the fiscal year ended December 31, 2000.

------------------- ------------------------- --------------------------------- ----------- -----------------
Name                Number of Securities      Percent of Total Options/SARs    Exercise    Expiration Date
                     Underlying  Options/SARs  Granted to Employees in Fiscal   Price
                           Granted                   Year
------------------- ------------------------- --------------------------------- ----------- -----------------
John Presley,               150,000                   37.5%                     $8.00       Jan. 10, 2005
President                   160,000                   20.38%                    $5.67       Jan. 10, 2005
                            332,000                   21.12%                    $2.25       Dec. 05, 2005
------------------- ------------------------- --------------------------------- ----------- -----------------
Erik Wiisanen               155,000                   19.75%                    $5.67       Jan. 10, 2005
Vice President,             111,870                    7.12%                    $2.25       Dec. 05, 2005
Omega Metals
------------------- ------------------------- --------------------------------- ----------- -----------------

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR and FY-END OPTIONS/SAR
VALUES

The following table sets forth the number of stock options and freestanding SARs exercised by the named executive officers in the above table during the last completed fiscal year. No options were exercised in such year.

------------------------- ----------------- ----------- ----------------------------- --------------------------------
Name                      Shares Acquired   Value       Number of Unexercised          Value of Unexercised
                          On Exercise       Realized    Securities Underlying         In-The-Money Options/SARs At
                                                        Options/SARs at FY-End                FY-End
------------------------- ----------------- ----------- ----------------------------- --------------------------------
John Presley, President   --0--             --0--             642,000                       --0--
------------------------- ----------------- ----------- ----------------------------- --------------------------------
Erik Wiisanen             --0--             --0--             266,870                       --0--
Vice President, Omega
Metals
------------------------- ----------------- ----------- ----------------------------- --------------------------------

EMPLOYMENT AGREEMENTS

On April 9, 2001, Mr. Presley and Mr. Wiisanen entered into one-year employment agreements with the Company, whereby their salaries would remain at the current level and each was issued an additional 332,685 stock options at the exercise price of $2.25. Additionally, CFO Joseph McGuire entered into a one-year employment agreement on April 9, 2001 that includes compensation at his current salary and an additional 100,000 stock options.

DIRECTOR COMPENSATION

Directors are paid $500 for meetings attended at our corporate headquarters and $250 for telephonic meetings. All travel and lodging expenses associated with directors' meeting(s) are reimbursed by the company.

On January 10, 2000, the Board of Directors voted to implement a 2000 Directors Stock Option Plan as incentive for continued and future service. Each director was awarded 50,000 options to purchase American Access stock at the January 10 closing price, automatically renewable each year on the anniversary date of the Board decision. Directors also are authorized to receive 10,000 options for serving as a Board committee chairman and 5,000 for serving as a member of a board committee.The plan was approved by shareholders at the 2000 annual meeting. The Board allocated 300,000 shares to the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Erik Wiisanen, a director for American Access Technologies, Inc. and vice president of sales for Omega Metals, Inc. is the brother-in-law of John Presley, President and Director of American Access. Both men are founders of Omega Metals, our wholly-owned subsidiary.

In May and June 2000, the Company authorized loans to three directors, who also are officer-employees of American Access or its subsidiaries, and who secured the loans with personal assets unrelated to these transactions. The secured loans were to enable these directors to cover margin calls precipitated by a drop in the price of the Company's common stock. On May 31,Director and Company President John Presley and Director Erik Wiisanen each executed a promissory note and security agreement for $75,000 and 60,000 respectively, payable to the Company on or before December 31, 2000, with interest at the rate of 10 percent paid in arrears. On June 8, 2000, Director and then-Chief Financial Officer Bobby Story executed two promissory notes and a security agreement for a total of $200,000, payable to the Company on or before December 31, 2000, with interest at the rate of 10 percent paid in arrears.. In October 2000, Mr. Presley and Mr. Wiisanen executed additional promissory notes with identical terms for $10,000 each, payable to the Company on or before April 30, 2001. All of these notes were extended to June 30, 2001 by a vote of disinterested directors on January 14, 2001, in accordance with the Florida Business

Corporation Act. Subsequently, on August 9, 2001 the notes were extended to June 30, 2002. A reserve for collectibility in the amount of $221,278, including interest of $21,278, was taken on Mr. Story's note in the quarter ended June 30, 2001. On October 18, 2001 Mr. Story repaid to the Company the amount owed under the two promissory notes for $200,000 plus interest of $26,866.80 for a total of $226,866.80. The reserve was reversed in the Company's financial statement for the quarter ended September 30, 2001.

On March 27, 2001 the Company entered into a Management and Option to Purchase Agreement pursuant to the operation of its subsidiary Zonecabling.com, Inc. with Mr. Bobby Story, stockholder and former director/ officer. Mr. Story is employed to manage the Business to Business e-commerce site with an option to purchase the subsidiary for $500,000 until December 31, 2002. Mr. Story was issued 213,333 options to purchase the common stock of American Access with an exercise price of $2.25, for managing the subsidiary.

OWNERSHIP OF SECURITIES

The following table sets forth, as of October 28, 2001, the beneficial ownership of the Company's Common Stock by (i) the only persons who own of record or are known to own, beneficially, more than 5% of the Company's Common Stock; (ii) each director, director nominee and the executive officer of the Company named in the Summary Compensation Table; and (iii) all directors and officers as a group. This information has been compiled from information provided by certain officers and directors, the Company's stockholder records and beneficial holder reports filed with the Securities and Exchange Commission.

------------------------------------ -------------------------------------------
                                     COMMON STOCK
------------------------------------ -------------------------------------------
Name and Address                     Number of Shares       Percent of Class
------------------------------------ ---------------------- --------------------
John Presley                         1,431,254(1)           19.98%
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- --------------------
Erik Wiisanen                        906,123(1)             13.65%
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- --------------------
Joseph McGuire                       410,333(1)             6.58%
37 Skyline Drive
Lake Mary, Florida 32746
------------------------------------ ---------------------- --------------------
Bobby E. Story                       409,159(1)             6.54%
164 Golf Club Dr.
Longwood, FL 32779
------------------------------------ ---------------------- --------------------
Steve Robinson                       118,000(1)             1.99%
1401 Horizon Court
Orlando, Florida 32809
------------------------------------ ---------------------- --------------------
William Hadaway                      95,000(1)              1.60%
340 Crown Oak Center Dr.
Longwood, Florida 32750
------------------------------------ ---------------------- --------------------
William Boyd                         170,000(1)             2.83%
6689 Shands Road
Keystone Heights, FL 32656
------------------------------------ ---------------------- --------------------
M.S. Farrell, Inc.                   495,910(1)             7.82%
67 Wall Street
New York, NY 10005
------------------------------------ ---------------------- --------------------
All directors and officers as a      3,130,710               36.02%
group ( 6 persons)
------------------------------------ ---------------------- --------------------

Based upon 5,846,869 shares outstanding at November 1, 2001

(1) Includes options or warrants to purchase common stock as follows:

                                                                                         $2.25 warrants
NAME                        $7 warrants  $8 warrants   $22 warrants   $5.67 options         or options     $1.00 options

John Presley                   *            150,000       150,000         160,000          664,685          193,334
Bobby E. Story                 *            100,000       100,000         100,000          109,159                *
Joseph McGuire                 *                  *             *          50,000          150,000          193,333
Erik Wiisanen                  *                  *             *         155,000          444,555          193,333
William Boyd                   *                  *             *          20,000           75,000           75,000
William Hadaway                *                  *             *               *           30,000           65,000
Steve Robinson                 *                  *             *               *           15,000           60,000


-------------- ----------- ---------- ------------- -------------- ---------- ----------- ----------------
NAME           $2.25       $4.75      $5.6119       $6.00          $10.00     $11         $25 warrants
               warrants    warrants   warrants      warrants       warrants   warrants
-------------- ----------- ---------- ------------- -------------- ---------- ----------- ----------------
M.S. Farrell   82,000      100,000    10,160        100,000        100,000    100,000     3,750
-------------- ----------- ---------- ------------- -------------- ---------- ----------- ----------------


SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 received by the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to officers, directors and 10% shareholders were satisfied, other than Form 5 for fiscal year 2000 filed by amendment by certain officers and directors pursuant to the grant of stock purchase options and warrants.

AUDIT COMMITTEE REPORT

The Audit Committee, comprised of Joseph McGuire, William Hadaway, and Steven Robinson, has reviewed and discussed with the Company's management and Rachlin, Cohen, and Holtz, LLP the audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the Company's 2000 fiscal year. The Audit Committee has also discussed with Rachlin, Cohen, and Holtz, LLP the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements.

The Audit Committee has received and reviewed the written disclosures and the letter from Rachlin, Cohen, and Holtz, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Rachlin, Cohen & Holtz, LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for its 2000 fiscal year for filing with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matters to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are properly brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote Proxies given in said form, or otherwise act, in respect of such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals for the 2002 Annual Meeting of Shareholders of the Company must be received by March 31, 2002 at the Company's offices, 37 Skyline Drive, Suite 1101, Lake Mary, FL 32746, addressed to the Secretary, for inclusion in the Company's proxy statement and proxy.

RETURN OF PROXY

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, PLEASE BE SURE TO DATE AND SIGN YOUR PROXY EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE. PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE MEETING.

ANNUAL REPORT ON FORM 10-KSB

A copy of the Company's Annual Report on Form 10-KSB, including Financial Statements, as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2000 will be provided without charge, at the written request of any beneficial owner of shares. Requests should be mailed to the secretary.

COST OF PROXY SOLICITATION

The cost of preparation, printing and sending of the proxies and proxy materials soliciting proxies for the Meeting will be borne by the Company. Directors, officers and employees of the Company may solicit proxies for the Meeting in person, by telephone, facsimile or e-mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of the Company's shares.

EXHIBIT A

CHARTER AND POWERS OF THE AUDIT COMMITTEE FOR
AMERICAN ACCESS TECHNOLOGIES, INC. adopted June 29, 2000

RESOLVED, that the charter and powers of the Audit Committee of the American Access Technologies, Inc. Board of Directors (the "Audit Committee") shall be:

o Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

o Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

RESOLVED, that the Audit Committee shall have the following specific powers and duties and responsibilities:

1. Holding such regular meetings, at least four times a year or more frequently as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

2. Creating an agenda for the ensuing year;

3. Reviewing and evaluating the performance of the independent accountants and making recommendations to the Board of Directors as representatives of the shareholders, regarding the appointment or termination of the independent accountants;

4. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

5. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings;

6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants;

7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

8. Reviewing the adequacy of the Company's systems of internal control;

9. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

10. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants;

11. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Corporate Policy regarding inside information and conflict of interest and the results of confirmations and violations of such Policy;

13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

17. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

18. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

19. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

20. Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company consistent with the Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationship that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditor's independence.

ORGANIZATION
The membership of the committee shall consist of at least 3 directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such members' individual exercise of independent judgment. Each committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have an accounting or relating financial management expertise, all as set forth in the applicable rules of the Nasdaq Stock Market. The Committee shall maintain free and open communications with the independent auditors, the internal auditors and management. In discharging its oversight rule, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

At least once each year, the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.



                                       A-2